                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                      LEXINGTON CORPORATE PROPERTIES TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                      LEXINGTON CORPORATE PROPERTIES TRUST
                              355 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 692-7260

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 24, 2000

                            ------------------------

To the Shareholders of

Lexington Corporate Properties Trust:

     The 2000 Annual Meeting of Shareholders of Lexington Corporate Properties Trust (the "Company") will be held at the Chase Conference Center, 270 Park Avenue, New York, New York 10017 on Wednesday, May 24, 2000, at 10:00 a.m., New York City time, for the following purposes:

        (1) to elect seven trustees to serve until the 2001 Annual Meeting of Shareholders; and

        (2) to transact such other business as may properly come before the 2000 Annual Meeting.

     Only shareholders of record at the close of business on April 7, 2000 (the "Shareholders") are entitled to notice of and to vote at the 2000 Annual Meeting of Shareholders or any adjournments thereof. A list of Shareholders will be available for inspection during normal business hours at the offices of the Company located at 355 Lexington Avenue, New York, New York 10017, during the ten days preceding the 2000 Annual Meeting of Shareholders.

                                          By Order of the Board of Trustees,

                                          PAUL R. WOOD
                                          Vice President, Chief Accounting
                                          Officer
                                          and Secretary
New York, New York
April 14, 2000

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE 2000 ANNUAL MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BY WRITTEN NOTICE TO THE COMPANY PRIOR TO ITS EXERCISE. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND AFFIRMATIVELY INDICATE YOUR INTENTION TO VOTE AT SUCH MEETING.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                              355 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 692-7260

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees of Lexington Corporate Properties Trust (the "Company") for use at the 2000 Annual Meeting of Shareholders, and at any adjournments thereof (the "Annual Meeting"), to be held on Wednesday, May 24, 2000, at the Chase Conference Center, 270 Park Avenue, New York, New York 10017 at 10:00 a.m. New York City time. This Proxy Statement and the related proxy card are first being sent to the Shareholders of the Company on or about April 14, 2000.

     Valid proxies will be voted as specified thereon at the Annual Meeting. Any person giving a Proxy may revoke it by written notice to the Company at any time prior to its exercise. Attendance at the Annual Meeting will not constitute a revocation of a proxy unless the Shareholder affirmatively indicates at the Annual Meeting that such Shareholder intends to vote such Shareholder's shares in person.

                                 ANNUAL REPORT

     The Annual Report to Shareholders and Form 10-K of the Company for the year ended December 31, 1999, including financial statements audited by KPMG LLP, the Company's independent auditors, and their report thereon dated January 21, 2000, are being mailed together with this Proxy Statement to each Shareholder. Except as specifically incorporated herein by reference, the Annual Report is not part of the proxy solicitation material.

                               VOTING SECURITIES

     The holders of record of Common Shares, par value $.0001 per share (the "Common Shares"), and of Class A Senior Cumulative Convertible Preferred Shares (the "Preferred Shares"), of the Company at the close of business on April 7, 2000 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding 17,103,697 Common Shares and 2,000,000 Preferred Shares, each of which Common Shares and Preferred Shares are entitled to one vote per share on all matters submitted to a vote of Shareholders.

     Unless contrary instructions are indicated on the Proxy, all Common Shares and Preferred Shares represented by valid proxies received pursuant to this solicitation, unless previously revoked, will be voted at the Annual Meeting FOR the election of the seven nominees to serve as trustees until the 2001 Annual Meeting of Shareholders.

     Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a plurality of the Common Shares and Preferred Shares, considered as a single class, entitled to be voted at the Annual Meeting will be required for the election of trustees, and the affirmative vote of the holders of a plurality of the Preferred Shares, voting separately as a single class, entitled to be voted at the Annual Meeting will be required for the election of the Preferred Trustee (as defined). For purposes of the foregoing matter, the Common Shares and Preferred Shares will vote together as a single class, except with respect to the election of the Preferred Trustee as to which the holders of the Preferred Shares will vote as a separate class. The Common Shares and Preferred Shares represented by a valid proxy which abstains with respect to any matter will be counted in determining the number of votes cast with respect to that matter but will not be counted as an affirmative vote in determining whether the affirmative vote of the requisite number of shares was cast in favor of that matter. Therefore, abstentions as to the election of trustees will not affect the election of the candidates receiving a plurality of the votes cast. Abstentions as to the other proposals will have the same effect as votes against such proposals. Broker non-votes will be treated as un-voted for purposes of determining approval of any such proposal and will not be counted as votes for or against such proposal. If a Shareholder is a participant in the Company's Dividend Reinvestment Plan, the proxy card enclosed herewith represents shares in the participant's account, as well as shares held of record in the participant's name.

     The Company knows of no business, other than that set forth above, to be presented at the Annual Meeting which would be a proper subject for action by the Shareholders. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, it is intended that any share represented by a proxy in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

                 SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS,
                        TRUSTEES AND EXECUTIVE OFFICERS

     The following table indicates, as of February 29, 2000, (a) the number of Common Shares and Preferred Shares beneficially owned by each person known by the Company to own in excess of five percent of the outstanding Common Shares or Preferred Shares, each trustee and each executive officer named in the Summary Compensation Table under "COMPENSATION OF EXECUTIVE OFFICERS" below, and by all trustees and officers as a group, and (b) the percentage such shares represent of the total outstanding Common Shares, Preferred Shares and voting shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated.

                                            BENEFICIAL OWNERSHIP OF
                                                  SHARES (1)                    PERCENT OF CLASS
                                          ---------------------------    ------------------------------
                                           COMMON           PREFERRED                            VOTING
        NAME OF BENEFICIAL OWNER           SHARES            SHARES      COMMON   PREFERRED      SHARES
        ------------------------          ---------         ---------    ------   ---------      ------
Five Arrows Realty Securities L.L.C. ...         --         2,000,000(2)    --     100.000%      10.44%
  c/o Rothschild Realty, Inc.
  1251 Avenue of the Americas
  New York, NY 10020
E. Robert Roskind.......................  1,947,486(3)             --    10.19%         --       10.09%
  c/o Lexington Corporate Properties
     Trust
  355 Lexington Avenue
  New York, NY 10017
Richard J. Rouse........................    461,776(4)             --     2.62%         --        2.59%
T. Wilson Eglin.........................    423,518(5)             --     2.41%         --        2.38%
Patrick Carroll.........................     51,503(6)             --        *          --           *
Stephen C. Hagen........................     63,576(7)             --        *          --           *
Carl D. Glickman........................    161,992(8)             --        *          --           *
Kevin W. Lynch..........................     26,251(9)             --        *          --           *
John D. McGurk..........................         --         2,000,000(10)          100.000%      10.44%
  c/o Rothschild Realty, Inc.
  1251 Avenue of the Americas
  New York, NY 10020
Seth M. Zachary.........................     38,441(11)            --        *          --           *
All trustees and executive officers as a
  group (10 persons)(12)................  3,242,998         2,000,000    16.26%    100.000%      14.81%

---------------
  *  Represents beneficial ownership of less than 1.000%
 (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
 (2) These shares are convertible into 2,000,000 Common Shares, subject to adjustment, at any time.
 (3) Includes (i) 698,448 limited partnership units held by Mr. Roskind in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., each of which is a subsidiary of the Company, which are exchangeable, on a one-for-one basis, for Common Shares, (ii) 710,142 units of special limited partnership units in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P. held by entities which are controlled by Mr. Roskind, which are exchangeable, on a one-for-one basis, for Common Shares,
     (iii) 9,000 Common Shares owned of record by The LCP Group, L.P., (iv) options to purchase 379,210 Common Shares at exercise prices ranging from $9.00 -- $12.325 per share. Does not include 89,051 Common Shares owned of record by Mr. Roskind's wife, for which Mr. Roskind disclaims beneficial ownership.
 (4) Includes (i) 86,702 limited partnership units held by Mr. Rouse in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., which are exchangeable, on a one-for-one basis, for Common Shares, (ii) options to purchase 248,652 Common Shares at exercise prices ranging from $9.00 -- $12.325 per share, and (iii) 65,500 Common Shares which secure a note issued by Mr. Rouse.
 (5) Includes (i) options to purchase 301,216 Common Shares at exercise prices ranging from $9.00 -- $12.325 per share, and (ii) 65,500 Common Shares which secure a note issued by Mr. Eglin.
 (6) Includes options to purchase 31,250 Common Shares at exercise prices ranging from $9.00 -- $12.125 per share.
 (7) Includes options to purchase 55,000 Common Shares at exercise prices ranging from $9.00 -- $15.25 per share.
 (8) Includes options to purchase 20,000 Common Shares at exercise prices ranging from $11.25 -- $15.25 per share.
 (9) Includes options to purchase 17,500 Common Shares at exercise prices ranging from $11.75 -- $15.25 per share.
(10) Includes 2,000,000 Preferred Shares owned beneficially and of record by Five Arrows Realty Securities L.L.C. Mr. McGurk, among others, has been appointed by Rothschild Investors as a manager of Five Arrows. Mr. McGurk is also the designee of Five Arrows to the Company's Board of Trustees. Mr. McGurk disclaims beneficial ownership of all such Preferred Shares.
(11) Includes options to purchase 20,000 Common Shares at exercise prices ranging from $11.25 -- $15.25 per share.
(12) Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees and executive officers to file initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Trustees and executive officers are required to furnish the Company with copies of all Section 16 (a) forms they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company's trustees and executive officers that no other reports were required, the Company believes that during the 1999 fiscal year the Company's trustees and executive officers complied with all Section 16(a) filing requirements applicable to them.

                                 PROPOSAL NO. 1

                              ELECTION OF TRUSTEES

BOARD OF TRUSTEES

     The Board of Trustees of the Company currently consists of seven trustees, and the entire Board is nominated to be elected at the Annual Meeting pursuant to which this Proxy Statement is being distributed. Election of trustees requires the affirmative vote of a plurality of the votes cast by holders of the outstanding Common Shares and Preferred Shares, considered as a single class, and the election of the Preferred Trustee requires the affirmative vote of a plurality of the votes cast by holders of the outstanding Preferred Shares, voting separately as a single class. The seven nominees for trustee are E. Robert Roskind, Richard J. Rouse,

T. Wilson Eglin, Carl D. Glickman, Kevin W. Lynch, John D. McGurk and Seth M. Zachary. All of the nominees are presently serving as trustees of the Company. Mr. McGurk is the designee of Five Arrows, who is serving as the Preferred Trustee and is subject to re-election by the holders of Preferred Shares voting separately as a single class. Each nominee has consented to being named in the Proxy Statement and to serve if elected. If elected, each nominee is expected to serve until the Company's 2001 Annual Meeting of Shareholders and until his successor is elected. Background information relating to the nominees for election appears below.

     THE ENCLOSED PROXY, IF PROPERLY COMPLETED, SIGNED, DATED AND RETURNED, AND UNLESS AUTHORITY TO VOTE IS WITHHELD OR A CONTRARY VOTE IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THESE SEVEN NOMINEES. In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such substitute nominee as may be designated by the Board of Trustees. All trustees serve for a term of one year and until their successors are elected.

     The following information relates to the nominees for election as trustees of the Company:

                NAME                                       BUSINESS EXPERIENCE
                ----                                       -------------------
E. ROBERT ROSKIND....................  Mr. Roskind has served as the Chairman of the Board of
Age 54                                 Trustees and Co-Chief Executive Officer of the Company since
                                       October 1993. He founded The LCP Group, L.P. ("LCP") in 1973 and has been its Chairman since 1976. LCP has acted as
                                       general partner in limited partnerships in which the Company has had prior dealings. Prior to founding LCP, Mr. Roskind headed the net leasing financing area of Lehman Brothers
                                       Inc. He is also a general partner of a variety of entities which serve as the general partner of various partnerships that hold net leased real properties or interests therein.
                                       Mr. Roskind is a director of Krupp Government Income Trust I and Krupp Government Income Trust II.
RICHARD J. ROUSE.....................  Mr. Rouse became the Vice Chairman of the Board of Trustees
Age 54                                 in April, 1996, has served as the Co-Chief Executive Officer and a trustee of the Company since October 1993, and was the
                                       President of the Company from October 1993 until April 1996.
                                       Mr. Rouse was a managing director of LCP until 1993. He had been associated with LCP since 1979 and had been engaged
                                       there in all aspects of net lease finance, acquisition and syndication and corporate financing transactions.
T. WILSON EGLIN......................  Mr. Eglin became the President of the Company in April 1996,
Age 35                                 has served as Chief Operating Officer of the Company since
                                       October 1993, has been a trustee of the Company since May
                                       1994, and was the Executive Vice President of the Company
                                       from October 1993 until April 1996. Prior to his association with the Company, Mr. Eglin had been associated with LCP
                                       since 1987 and had been its Vice President-Acquisitions from
                                       1990 to 1993.
CARL D. GLICKMAN.....................  Mr. Glickman has served as a trustee of the Company and as a
Age 73                                 member of the Audit Committee of the Board of Trustees since
                                       May 1994, as a member of the Executive Committee of the
                                       Board of Trustees since May 1997, and the Compensation
                                       Committee of the Board of Trustees of the Company until May
                                       1998. He has been President of The Glickman Organization
                                       since 1953. He is on the Board of Directors of Alliance Tire
                                       & Rubber Co., Ltd., Bear Stearns Companies, Inc., Jerusalem
                                       Economic Corporation Ltd. and OfficeMax Inc., as well as
                                       numerous private companies, and is Trustee of Cleveland
                                       State University.

                NAME                                       BUSINESS EXPERIENCE
                ----                                       -------------------
KEVIN W. LYNCH.......................  Mr. Lynch has served as a trustee of the Company and as a
Age 47                                 member of the Audit and Compensation Committees of the Board of Trustees since May 1996 and is a founder and principal of
                                       The Townsend Group, an institutional real estate consulting firm founded in 1983. Prior to forming The Townsend Group,
                                       Mr. Lynch was a Vice President for Stonehenge Capital
                                       Corporation. Mr. Lynch has been involved in the commercial real estate business since 1974, and is a director of First
                                       Industrial Realty Trust.
JOHN D. MCGURK.......................  Mr. McGurk became a trustee in January 1997 as the designee
Age 56                                 of Five Arrows Realty Securities, L.L.C. ("Five Arrows") to
                                       the Board of Trustees. He has served as a member of the
                                       Executive and Compensation Committees of the Board of
                                       Trustees since January 1997 and as a member of the Audit
                                       Committee until February 1999. He is the founder and
                                       President of Rothschild Realty, Inc., the advisor to Five
                                       Arrows. Prior to starting Rothschild Realty, Inc. in 1981,
                                       Mr. McGurk served as a regional vice president for The
                                       Prudential Insurance Company of America, where he oversaw
                                       its New York City real estate loan portfolio, equity
                                       holdings, joint ventures and projects under development. Mr.
                                       McGurk is a member of the Urban Land Institute, Pension Real
                                       Estate Association, Real Estate Board of New York and the
                                       National Real Estate Association, and a member of the
                                       Trustee Committee of the Caedmon School.
SETH M. ZACHARY......................  Mr. Zachary has served as a trustee and a member of the
Age 47                                 Compensation Committee of the Board of Trustees of the
                                       Company since November 1993 and as a member of the Audit
                                       Committee until February 1999. Since 1987, he has been a
                                       partner in the law firm of Paul, Hastings, Janofsky & Walker
                                       LLP counsel to the Company.

BOARD OF TRUSTEES AND COMMITTEES OF THE BOARD OF TRUSTEES

     The Board of Trustees of the Company held four meetings during the fiscal year ended December 31, 1999. All trustees serving as members of the Board of Trustees, as constituted at the time of each meeting, attended all meetings. The Board of Trustees has three standing committees: the Audit Committee, Compensation Committee and Executive Committee. The Board of Trustees does not have a nominating committee, and the usual functions of such a committee are performed by the entire Board of Trustees.

     Audit Committee. The principal functions of the Audit Committee include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of the audit, and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee's current members are Messrs. Glickman and Lynch. The Audit Committee met once during 1999 to discuss matters concerning 1998.

     Compensation Committee. The principal functions of the Compensation Committee are to determine the compensation for the Company's executive officers and to administer and review the Company's incentive compensation plans. The Compensation Committee, whose current members are Messrs. Lynch, McGurk and Zachary, met once during 1999.

     Executive Committee. The principal function of the Executive Committee is to exercise the authority of the Board of Trustees in certain situations. The Executive current members are Messrs. Glickman, McGurk and Roskind. The Executive Committee did not meet in 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1996, the Company was granted an option by LCP, an affiliate of Mr. Roskind, exercisable any time to acquire general partnership interests currently owned by LCP in two limited partnerships, Net I L.P. and Net 2 L.P. (collectively, the "Net Partnerships"), which own net leased office, industrial and retail properties. Under the terms of the option, the Company, subject to review of any such transaction by the independent members of its Board of Trustees, may acquire the general partnership interests in either or both of the Net Partnerships at their fair market value based upon a formula relating to partnership cash flows, with the Company retaining the option of paying such fair market value in securities of the Company, units representing interests in partnerships controlled by the Company or cash (or a combination thereof).

     In connection with the acquisition of certain properties in 1996, the Company assumed an obligation to pay LCP an aggregate amount of $1,778,250 for rendering services in connection with the original acquisition of properties in 1980 and 1981. Simple interest is payable monthly from available net cash flow of the respective original properties on the various unpaid principal portions of the fees, at annual rates ranging from 12.25% to 19.00%. Monthly installment payments are to commence at various dates to satisfy principal and current interest payments as well as any unpaid accrued interest outstanding.

     During 1999, the Company sold four properties to the Net Partnerships for $26.9 million and purchased two properties from the Net Partnerships for $13.5 million. These transactions were approved by the independent Trustees of the Board. In addition, the Company performed brokerage services for the Net Partnerships and received $175,000 in related fees.

CERTAIN BUSINESS RELATIONSHIPS

     Seth M. Zachary, who is presently serving as a member of the Board of Trustees and is a nominee to serve as a trustee until the 2001 Annual Meeting of Shareholders, is a partner of Paul, Hastings, Janofsky & Walker LLP, which is the general counsel to the Company. The Company paid Paul, Hastings, Janofsky & Walker LLP $1,172,571 for services during 1999. The Company intends to continue to retain the services of Paul, Hastings, Janofsky & Walker LLP for general, real estate, corporate and other matters.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary of Cash and Certain Other Compensation. The following table sets forth the summary compensation to the Chairman of the Board of Trustees (and Co-Chief Executive Officer), and the four other most highly paid executive officers of the Company for the calendar years 1999, 1998, and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                         -----------------------------------
                                                ANNUAL                                              PAYOUTS
                                             COMPENSATION                                          ---------
                                          -------------------                    AWARDS              LONG
                                                                 OTHER   -----------------------     TERM       ALL
                                                                ANNUAL   RESTRICTED   SECURITIES   INCENTIVE   OTHER
                                FISCAL                          COMPEN-    SHARE      UNDERLYING     PLAN     COMPEN-
          NAME AND               YEAR      SALARY     BONUS     SATION     AWARDS      OPTIONS      PAYOUTS   SATION
     PRINCIPAL POSITION         ENDED       ($)       ($)(1)      ($)      ($)(2)       (#)(3)        ($)     ($)(4)
     ------------------        --------   --------   --------   -------  ----------   ----------   ---------  -------
E. Robert Roskind............  12/31/99    300,000    158,000     --      242,500       75,000        --        720
  Chairman of the Board of     12/31/98    250,000    133,000     --           --      100,000        --        720
  Trustees and Co-Chief        12/31/97    237,500     42,917     --           --       51,310        --        900
  Executive Officer
Richard J. Rouse.............  12/31/99    200,000    108,000     --      169,750       45,000        --        720
  Vice Chairman and Co-        12/31/98    175,000     95,500     --           --       34,500        --        720
  Chief Executive Officer      12/31/97    136,250     25,273     --           --       34,552        --        900
T. Wilson Eglin..............  12/31/99    225,000    120,500     --      169,750       45,000        --        720
  President and Chief          12/31/98    200,000    108,000     --           --       34,500        --        720
  Operating Officer            12/31/97    150,000     64,667     --           --      111,466        --        900
Patrick Carroll                12/31/99    175,000     78,000     --       97,000       30,000        --        720
  Chief Financial Officer....  12/31/98    112,727     72,000     --           --       50,000        --        720
  and Treasurer(5)
Stephen C. Hagen.............  12/31/99    150,000     68,000     --       48,500       15,000        --        720
  Senior Vice President        12/31/98    120,000     54,000     --           --       25,000        --        720
                               12/31/97    100,000     14,167     --           --       10,000        --        600

---------------
(1) Bonus amounts include amounts contributed at the election of the Company pursuant to the Company's plan established under Section 401 (k) of the Internal Revenue Code of 1986, as amended, and year-end awards at the discretion of the Compensation Committee of the Board of Trustees.

(2) Restricted share awards vest ratably over 5 years and were valued at the fair market value of the common shares on the date of grant.

(3) Options to acquire common shares at exercise prices equal to the fair market value on the grant dates.

(4) Amount represents the dollar value of life insurance premiums paid by the Company during the applicable fiscal year with respect to the life of the named executive officer.

(5) Mr. Carroll became Chief Financial Officer of the Company on May 4, 1998 and Treasurer effective January 1999.

     Stock Options. The following table sets forth certain information concerning share options granted during the fiscal year ended December 31, 1999 to each of the executive officers named in the Summary Compensation Table. Since inception, the Company has not granted any share appreciation or dividend equivalent rights.

                       OPTION GRANTS IN FISCAL YEAR 1999

                                 INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
------------------------------------------------------------------------------------     VALUE AT ASSUMED
                            NUMBER OF    PERCENTAGE(%) OF                              ANNUAL RATES OF SHARE
                            SECURITIES    TOTAL OPTIONS                                 PRICE APPRECIATION
                            UNDERLYING      GRANTED TO      EXERCISE OR                   FOR OPTION TERM
                             OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------
           NAME              GRANTED       FISCAL 1999       ($/SHARE)       DATE        5%($)      10%($)
           ----             ----------   ----------------   -----------   ----------   ---------   ---------
E. Robert Roskind.........     75,000         26.17%          12.125       01/26/04     251,244     555,183
Richard J. Rouse..........     45,000         15.70%          12.125       01/26/04     150,746     333,110
T. Wilson Eglin...........     45,000         15.70%          12.125       01/26/04     150,746     333,110
Patrick Carroll...........     30,000         10.47%          12.125       01/26/04     100,497     222,073
Stephen C. Hagen..........     15,000          5.23%          12.125       01/26/04      50,249     111,037

     Option Exercises/Value of Unexercised Options. The following table sets forth certain information concerning the exercise of share options during the fiscal year ended December 31, 1999 by each of the executive officers named in the Summary Compensation Table, and the year-end value of unexercised options held by such persons.

                   SHARE OPTION EXERCISES IN FISCAL YEAR 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                                               VALUE OF UNEXERCISED
                         SHARES                  NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                        ACQUIRED              OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END
                           ON       VALUE     ---------------------------   ---------------------------
                        EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         NAME             (#)        ($)          (#)            (#)            ($)            ($)
         ----           --------   --------   -----------   -------------   -----------   -------------
E. Robert Roskind.....     --         --        335,400        156,250          --             --
Richard J. Rouse......     --         --        212,402         68,250          --             --
T. Wilson Eglin.......     --         --        264,966         68,250          --             --
Patrick Carroll.......     --         --          7,500         72,500          --             --
Stephen C. Hagen......     --         --         38,750         11,250          --             --

COMPENSATION OF TRUSTEES

     Each non-employee trustee, with the exception of Mr. McGurk, receives an annual fee of $20,000 for service as a trustee. In addition, such trustees receive $1,000 for each meeting of the Board of Trustees or any committee thereof attended by the trustee and reimbursement for expenses incurred in attending such meetings. Pursuant to the 1994 Outside Director Stock Plan, as amended, each non-employee trustee was required to receive not less than 50% of such trustee's fees in Common Shares at an amount per share equal to 95% of the fair market value of one Common Share as of the date of purchase. During 1999, Messrs. Glickman, Lynch and Zachary elected to receive 100% of their fees in Common Shares with respect to the four meetings which the Board of Trustees held in 1999. Pursuant to the Company's 1998 Share Option Plan, non-employee trustees, with the exception of Mr. McGurk, automatically are granted each year, on January 1, non-qualified share options to purchase, after a one-year holding period, 2,500 Common Shares at an exercise price equal to the fair market value of the Common Shares on the date of the grant. In 1999, non-employee trustees, with the exception of Mr. McGurk, received 1,250 restricted common shares which vest ratably over two years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1999, the Compensation Committee consisted of Messrs. Lynch, McGurk and Zachary. None of such persons are or have been executive officers of the Company. Mr. Zachary is a partner of Paul, Hastings, Janofsky & Walker LLP, which is the general counsel to the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF TRUSTEES

     For the fiscal year ended December 31, 1999, all matters concerning executive compensation for the Co-Chief Executive Officers and other executive officers were considered and acted upon by the Compensation Committee of the Board of Trustees.

     Compensation Philosophy. The Company's compensation program for executive officers is based upon a desire to achieve both its short- and long-term business goals and strategies with a view to enhancing shareholder value. To achieve its goals, the Company recognizes that it must adopt a compensation program which will attract, retain and motivate qualified and experienced executive officers and that its compensation program should align the financial interests of its executive officers with those of its shareholders. In 1999, the Company retained an independent third party, to assist in determining the reasonableness and competitiveness of its compensation program for its executive officers.

     Compensation of Executive Officers (other than the Co-Chief Executive Officers). In approving the annual salary for Messrs. Eglin, Carroll and Hagen, the Board of Trustees considered several factors, including the scope of the individual's responsibilities, the cost of living, the historical financial results of the Company and the anticipated financial performance of the Company. The compensation determination for each individual was largely subjective, did not involve discussions with the individual executive officer regarding such executive officer's compensation requirements and no specific weight was given to any particular factor. In addition to their base salaries, these executive officers of the Company receive discretionary bonuses tied to their individual performances and the overall performance of the Company. Messrs. Eglin, Carroll and Hagen are eligible to receive additional bonuses under the Company's Incentive Bonus Plan tied to growth in the Company's operating cash flow per share. The Board of Trustees has not established specific performance goals for the payment of discretionary bonuses.

     Compensation of Co-Chief Executive Officers. As with the other executive officers, the Board of Trustees determined the annual salaries for the Co-Chief Executive Officers based upon a number of factors and criteria, including the historical financial results of the Company, the anticipated financial performance of the Company and the requirements of such Co-Chief Executive Officers. The compensation determination for each of the Co-Chief Executive Officers was largely subjective, and no specific weight was given to any particular factor. The Co-Chief Executive Officers of the Company are also eligible to receive discretionary bonuses tied to their individual and overall performances and to participate in the Company's Incentive Bonus Plan. The Board of Trustees has not established specific performance goals for the payment of discretionary bonuses.

     1998 Share Option Plan. The Company believes that providing executive officers with opportunities to acquire significant equity stakes in its growth and prosperity through the grant of share options will enable the Company to attract and retain qualified and experienced executive officers. Share options represent a valuable portion of the compensation program for the Company's executive officers. Share options may be awarded to executive officers at the time they join the Company and periodically thereafter. The exercise price of share options has been tied to the fair market value of the Company's Common Shares on the date of the grant and the options will only have value as the value of the Company's Common Shares increases. Grants of share options to executive officers generally are made by the Compensation Committee upon the recommendation of senior management and are based upon the level of each executive officer's position with the Company, an evaluation of the executive officer's past and expected future performance and the number of outstanding and previously granted options.

     Incentive Bonus Plan. The Company maintains an Incentive Bonus Plan pursuant to which participants in the Incentive Bonus Plan are entitled to receive annual bonuses which are tied to growth in the Company's operating cash flow per share. The Incentive Bonus Plan is administered by the Compensation Committee on an annual basis. The bonus amount, which is shared among plan participants, will not exceed an amount equal to 10% of the amount determined by multiplying (a) the difference between (i) the Company's operating cash flow per share for the year during which the incentive bonus amount is being determined (the "Measurement Year") (before calculation of the bonus amount) and (ii) $1.14, the Company's operating cash flow per share for the calendar year 1993 (calculated as if the Company had been in existence on January 1, 1993) by

(b) the weighted average number of Common Shares outstanding during the Measurement Year. The Incentive Bonus Plan also provides that, notwithstanding the foregoing, no incentive bonus will be paid in respect of any Measurement Year if the Company's operating cash flow per share (before calculation of the bonus amount) for the Measurement Year does not exceed the Company's operating cash flow per share in the year prior to the Measurement Year. The participants in the Incentive Bonus Plan currently include Messrs. Roskind, Rouse, Eglin, Carroll and Hagen. No bonuses under the Incentive Bonus Plan were payable with respect to the fiscal years ended December 31, 1999, 1998 and 1997.

     Other Bonuses. In addition to bonuses that may be payable to participants under the Incentive Bonus Plan, the Compensation Committee may also approve the payment of other bonuses to executive officers and employees of the Company based on their contributions and performances.

                                         Compensation Committee of the Board of
                                         Trustees

                                                      Kevin W. Lynch
                                                      John D. McGurk
                                                     Seth M. Zachary

PERFORMANCE GRAPH

     The graph and table set forth below compare the cumulative total shareholder return on the Company's Common Shares for the period of December 31, 1994 through December 31, 1999 with the NAREIT Equity REIT Total Return Index, which includes all tax-qualified equity REITs listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ National Market System, and the S&P 500 Index for the same period. The graph and table assume an investment of $ 100 in the Common Shares of the Company and in each index on December 31, 1994 (and the reinvestment of all dividends).

            THE PERIOD OF DECEMBER 31,1994 THROUGH DECEMBER 31,1999 [PERFORMANCE GRAPH]

                                                   LEXINGTON CORPORATE                                     NAREIT EQUITY REIT
                                                    PROPERTIES TRUST              S&P 500 INDEX            TOTAL RETURN INDEX
                                                   -------------------            -------------            ------------------
12/31/94                                                 100.00                      100.00                      100.00
12/31/95                                                 139.16                      137.43                      115.27
12/31/96                                                 197.88                      168.98                      155.92
12/31/97                                                 227.09                      225.37                      187.51
12/31/98                                                 201.38                      289.77                      154.69
12/31/99                                                 163.81                      350.71                      147.54

FINANCIAL AND OTHER INFORMATION

     Information required by this item is incorporated by reference to the material appearing under the headings "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements and Supplementary Data" in the Company's Form 10-K.

                                 OTHER MATTERS

     The Board of Trustees is not aware of any business to come before the Annual Meeting other than the election of trustees. However, if any other matters should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Independent Public Accountants, KPMG LLP, was engaged to perform the annual audit of the books of account of the Company for the calendar year ended December 31, 1999. There are no affiliations between the Company and its partners, associates or employees, other than as pertain to its engagement as independent auditors for the Company in previous years. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

     The Audit Committee of the Board of Trustees will submit its recommendation with respect to the engagement of independent public accountants at the meeting of the full Board of Trustees, which is expected to take place during the Company's second fiscal quarter. KPMG LLP has been the Company's independent public accountants since 1993.

                                 MISCELLANEOUS

     The cost of solicitation of proxies will be borne by the Company. The Company expects to retain ChaseMellon Shareholder Services, L.L.C., an outside proxy solicitation firm, in connection with the Annual Meeting. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Shares. In addition to solicitations by mail, trustees, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

                             SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the office of the Company located at 355 Lexington Avenue, New York, New York 10017, no later than December 15, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


                      LEXINGTON CORPORATE PROPERTIES TRUST


     The undersigned hereby appoints Patrick Carroll and Paul R. Wood proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of Lexington Corporate Properties Trust standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 24, 2000 or any adjournment thereof.


       (Continued, and to be marked, dated and signed, on the other side)



                            * FOLD AND DETACH HERE *

                                                               Please mark      _____
                                                               your votes as   |     |
                                                               indicated in    |  X  |
                                                               this example    |_____|




(1) to elect seven trustees to serve until the 2001 Annual Meeting of Shareholders;

 FOR all nominees              WITHHOLD            Election of Trustees include:
listed to the right            AUTHORITY
(except as marked to    to vote for all nominees   E. Robert Roskind, Richard J. Rouse,
   the contrary)           listed to the right     T. Wilson Eglin, Carl D. Glickman,
                                                   John D. McGurk, Kevin W. Lynch,
                                                   Seth M. Zachary
     ____                          ____
    |    |                        |    |           (INSTRUCTION: TO WITHHOLD AUTHORITY
    |____|                        |____|            TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                                                    STRIKE A LINE THROUGH THE NOMINEE'S
                                                    NAME IN THE LIST ABOVE.)

(2) to transact such other business as may properly come before the 2000 Annual Meeting.

                                                    Please sign exactly as your name appears
                                                    on this Proxy Card. When signing as
                                                    attorney, executor, administrator, trustee,
                                                    guardian or corporate or partnership
                                       _________    official, please give full title as such
                                                |   and the full name of the entity on behalf of
                                                |   whom you are signing. If a partnership,
                                                |   please sign in partnership name by authorized
                                                |   person.
                                                |


                                                    Dated: _______________________, 2000


                                                    ____________________________________
                                                    Signature

                                                    ____________________________________
                                                    Signature


                            * FOLD AND DETACH HERE *